UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      April 27, 2017

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

4650 Norris Canyon Road, San Ramon, CA 94583

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On April 27, 2017, Giga-tronics Incorporated (the “Company”) entered into a loan agreement with Partners For Growth V, L.P. (“PFG”). Under the terms of the agreement, PFG made a term loan to Giga-tronics in the principal amount of $1,500,000, with funding occurring on April 28, 2017.

The loan has a two-year term, with interest only payments for the term of the loan. The principal amount of the loan plus any accrued interest will be due upon maturity. The loan shall bear interest at an aggregate per annum rate equal to 16% per annum, fixed, which is comprised of cash interest reflecting a 9.5% per annum rate and deferred interest reflecting a 6.5% per annum rate. The Company will pay the cash interest monthly and will accrue deferred interest on the unpaid principal balance. The deferred interest will be due and payable upon maturity. In addition, the Company shall pay PFG a charge of up to $100,000 due and payable upon maturity, $76,000 of which was earned on April 27, 2017 and $24,000 of which is earned at the rate of $1,000 per month on the first day of each month if the loan principal (of any amount) is outstanding during any day of the prior month. If the Company meets or exceeds certain revenue and net income minimums in fiscal 2018, the amount could be reduced by 25 percent. To stay in compliance with the loan terms, the Company must meet certain financial covenants associated with minimum quarterly revenues and monthly minimum shareholders’ equity. The lender can accelerate the maturity of the loan in case of a default. The Company can prepay the loan before maturity at any time without fee or penalty.

In connection with its loan to the Company, PFG will receive up to 250,000 shares of common stock, 190,000 of which was earned on April 27, 2017 and 60,000 of which is earned at the rate of 2,500 per month on the first day of each month if the loan principal (of any amount) is outstanding during any day of the prior month.

The Company has pledged all its assets as collateral for the loan made by PFG, including all its accounts, inventory, equipment, deposit accounts, intellectual property and all other personal property.

2.03     Creation of a Direct Financial Obligation or an Obligation under an off-balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above.

3.02     Unregistered Sale of Equity Securities

See discussion of the issuance of common shares to PFG under item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2017	GIGA-TRONICS INCORPORATED

By: /s/ Temi Oduozor
Corporate Controller (Principal Accounting & Financial Officer)